Exhibit 99.2

AZIO AI CORPORATION
CONDENSED BALANCE SHEETS
(Unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Current assets
Cash	$102,081	$1,000
Inventory	291,498	-
Prepaid expenses	40,000	-
Advance to suppliers	232,500	-
Total current assets	666,079	1,000
TOTAL ASSETS	$666,079	$1,000

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$102,268	$21,055
Accrued Expenses- related party	-	8,867
Deferred revenue	4,033,230	-
Loan from related party	100,000	1,000
Due to related parties	-	23,723
Income tax payable	1,200	800
Total current liabilities	4,236,698	55,445

Convertible Notes, net	249,602	-
TOTAL LIABILITIES	4,486,300	55,445

COMMITMENTS AND CONTINGENCIES (NOTE 6)

Shareholders' Deficit
Preferred stock, 10,000,000 shares authorized, $0.00001 par value per share, none issued and outstanding as of June 30, 2026 and December 31, 2025	-	-
Common stock, 100,000,000 shares authorized, $0.00001 par value per share, 10,000,000 shares issued and outstanding as of June 30, 2026 and December 31, 2025	100	100
Accumulated deficit	(3,820,321)	(54,545)
TOTAL SHAREHOLDERS' DEFICIT	(3,820,221)	(54,445)
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$666,079	$1,000

The accompanying notes are an integral part of these unaudited condensed financial statements.

AZIO AI CORPORATION
CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

For the six months ended,
June 30, 2026,
Revenue	$232,800
Cost of revenue	210,817
Gross margin	21,983

Operating expenses
General and administrative expenses	3,657,797
Sales and marketing expenses	54,960
Total operating expenses	3,712,757

Net operating loss	(3,690,774)

Other income (expense)
Interest expense	(2,308)
Other income	25,000
Loss on fair value adjustment of convertible debt	(97,294)
Total other income (expense), net	(74,602)

Loss before provision for income taxes	(3,765,376)

Provision for income taxes	(400)

Net loss	$(3,765,776)

Weighted average common stock outstanding, basic and diluted	10,000,000
Net loss per common share, basic and diluted	$(0.38)

The accompanying notes are an integral part of these unaudited condensed financial statements.

AZIO AI CORPORATION
CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
(Unaudited)

	Common Stock		Accumulated Deficit	Shareholders’ Deficit
	Shares	Amount
Balance, January 1, 2026	10,000,000	$100	$(54,545)	$(54,445)
Net loss	-	-	(1,732,250)	(1,732,250)
Balance, March 31, 2026	10,000,000	$100	$(1,786,795)	$(1,786,695)

Net loss	-	-	(2,033,526)	(2,033,526)
Balance, June 30, 2026	10,000,000	$100	$(3,820,321)	$(3,820,221)

The accompanying notes are an integral part of these unaudited condensed financial statements.

AZIO AI CORPORATION
CONDENSED STATEMENT OF CASH FLOW
(Unaudited)

For the six months ended,
June 30,2026
Cash flows used in operating activities
Net loss	$(3,765,776)

Adjustments to reconcile net loss to net cash used in operating activities:
Loss on fair value adjustment of convertible debt	97,294
Changes in operating assets and liabilities:
Inventory	(291,498)
Prepaid expenses	(40,000)
Advance to suppliers	(232,500)
Accounts payable and accrued liabilities	83,521
Accrued expenses, related party	(8,867)
Deferred Revenue	4,033,230
Income tax payable	400
Net cash used in operating activities	$(124,196)

Cash flows used in investing activities
Loans to related parties	(306,590)
Repayment of loans to related parties	306,590
Net cash used in investing activity	$-

Cash flows from financing activity
Proceeds from issuance of convertible debt	150,000
Proceeds of loan from related party	100,000
Repayment of loan from related party	(1,000)
Due to related parties	(23,723)
Net cash provided by financing activities	$225,277

Net change in cash	101,081
Cash, beginning of period	1,000
Cash, end of period	$102,081

Supplemental disclosure of cash flow information	-
Cash paid for interest	$-
Cash paid for income taxes	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

AZIO AI CORPORATION
NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 1, 2026 TO JUNE 30, 2026

Note 1 - Description of Organization and Business Operation

Azio AI Corporation (“Azio AI” or the “Company”), a Delaware corporation, was incorporated on October 7, 2025, and is a supplier, distributor and integrator of artificial intelligence graphics processing units (AI GPUs), AI infrastructure solutions, and digital-asset mining infrastructure solutions. The Company’s offerings include OEM server modules that consist of AI GPUs, immersion-cooled and hydro-cooled Bitcoin mining hardware and related consumables, transformers and electrical power-distribution equipment, containerized and modular systems, satellite connectivity equipment and services, and other supporting infrastructure solutions. In addition to equipment supply, the Company coordinates site preparation, installation, testing, commissioning, and related services required to deploy customer AI compute and mining operations.

Since commencing operations, the Company has focused on the deployment and commercialization of its digital-asset mining infrastructure solutions as well as developing its modular data center infrastructure.

Note 2 - Liquidity and Capital Resources

The Company reported a net loss of $3,765,776 for the six months ended June 30, 2026. As of June 30, 2026, the Company had an aggregate cash balance of $102,081 and accumulated deficit of $3,820,321.

In July 2026, the Company entered into a merger agreement with Envirotech Vehicles, Inc. (“EVTV”), pursuant to which the companies will combine through a two-step merger transaction. Upon completion of the transaction, Azio AI’s business and operations will be held within a wholly owned subsidiary of EVTV, and EVTV will remain the publicly traded parent company of the combined organization. While the merger is expected to strengthen the Company’s long-term strategic and operational position, the transaction is not expected to provide sufficient near-term liquidity to fund the Company’s operating requirements for the twelve months following the issuance of these financial statements. The Company will continue to require additional capital prior to and following the merger closing to support ongoing operations.

Management is actively pursuing additional financing arrangements to address these liquidity needs and currently expects to obtain additional capital through equity financing. The Company’s future capital requirements will depend on a number of factors, including the timing and completion of the proposed merger transaction and the level of resources required to support planned operations. However, there can be no assurance that additional financing will be available on acceptable terms, or at all. If the Company is unable to obtain additional capital when needed, it may be required to delay, reduce, or eliminate certain operating activities and strategic initiatives.

As a result of the Company’s recurring operating losses, limited cash resources, and need for additional financing to fund its operations and capital requirements, substantial doubt exists regarding the Company’s ability to continue as a going concern through the twelve months from the date these financial statements are issued. Management’s plans to mitigate these conditions include raising additional capital and completing the proposed merger with EVTV; however, these plans have not alleviated the substantial doubt as there can be no assurance they will be successfully implemented or that sufficient funding will be obtained.

These financial statements do not include any adjustments relating to the recoverability or classification of assets or the amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

Note 3 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), expressed in U.S. dollars. The accompanying condensed financial statements reflect all adjustments including normal recurring adjustments, which, in the opinion of the Company’s management, are necessary to present fairly the financial position, results of operations, and cash flows for the period presented in accordance with U.S. GAAP. References to U.S. GAAP issued by the Financial Accounting Standards Board (“FASB”) in these accompanying notes to the financial statements are to the FASB Accounting Standards Codification (“ASC”). The condensed financial statements have been prepared assuming the Company will continue as a going concern.

AZIO AI CORPORATION
NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 1, 2026 TO JUNE 30, 2026

The accompanying unaudited condensed financial statements reflect adjustments (including normal, recurring adjustments) necessary to present fairly the financial position of the Company as of June 30, 2026, and December 31, 2025, its results of operations, changes in stockholders’ deficit, and cash flows for the six months ended June 30, 2026, in conformity with U.S. GAAP. The interim results for the six months ended June 30, 2026, are not necessarily indicative of the results to be expected for the year ending December 31, 2026, or for any future interim periods. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto for the period ended December 31, 2025. The significant accounting policies and estimates used in preparing these unaudited condensed financial statements were applied on a basis consistent with those reflected in the December 31, 2025, Financial Statements.

Forward stock split

The Company amended its Certificate of Incorporation to increase the authorized common shares from 10,000 to 100,000,000 and reduce the par value from $0.0001 to $0.00001 per share. The amendment also authorized 10,000,000 shares of preferred stock, which had not previously been authorized.

In connection with the amendment, on February 10, 2026, the Company effected a forward split of its issued and outstanding shares of common stock at a ratio of 1,000-for-1. As a result of the forward stock split, each issued and outstanding share of the Company’s common stock prior to the effective time of the forward stock split were split into 1,000 shares of common stock and the total number of issued and outstanding shares of common stock increased from 10,000 shares to 10,000,000 shares.

All common stock and preferred stock share quantities, per share amounts, and par values presented in these financial statements and accompanying notes have been retrospectively adjusted to reflect the effect of the par value change and forward stock split as if they had occurred at the beginning of the earliest period presented. Accordingly, an amount equal to the par value of the additional shares issued as a result of the par value change and forward stock split was reclassified from additional paid-in capital to common stock.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Making estimates requires management to exercise significant judgment. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. The Company evaluates its estimates on an ongoing basis and makes revisions to these estimates.

Segment Information

The Company identifies operating segments as components of the enterprise for which discrete financial information is available and is regularly reviewed by the chief operating decision maker (“CODM”) to allocate resources and assess performance. The Company operates as a single operating and reportable segment. See Note 9 — Segment Information for further information.

Cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of June 30, 2026, and December 31, 2025, there was a cash balance of $102,081 and $1,000, respectively. The Company did not have any cash equivalents as of June 30, 2026 or December 31, 2025.

AZIO AI CORPORATION
NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 1, 2026 TO JUNE 30, 2026

Prepaid Expenses

Prepaid expenses consist primarily of advance payments for professional services and advisory fees for which services had not yet been performed as of the balance sheet date. Such amounts are recognized as expense or capitalized, as applicable, when the related services are performed. As of June 30, 2026, and December 31, 2025, prepaid expenses totaled $40,000 and $0 respectively and primarily relate to advance payments related to anticipated legal and accounting services.

Inventories

Inventories are stated at the lower of cost and net realizable value. Cost is determined using the first-in, first-out (FIFO) method. Inventories are comprised of finished goods. Inventories consist primarily of finished goods, including Bitcoin mining hardware, related consumables, transformers, electrical power-distribution equipment, containerized mining systems, connectivity equipment, and other products purchased for resale.

Deferred Revenue

Contract liabilities, or deferred revenue, comprise amounts collected from customers for goods that have not yet been delivered and revenue that has not yet been earned. Contract liabilities primarily consist of customer deposits received in advance of the delivery of goods and are recognized as revenue when the Company satisfies its performance obligations and transfers control of the goods to the customer. The timing of revenue recognition, billing, and cash collections may result in deferred revenue balances on the balance sheet.

As of June 30, 2026, and December 31, 2025, the Company had deferred revenue of $4,033,230 and $0, respectively, representing customer deposits received for the future delivery of goods. The entire amount pertained to Envirotech Vehicles, Inc. which became the parent Company with effect from July 2026 (Refer Note 11). The Company expects to recognize the related revenue upon delivery of the goods to customers.

Credit Risk and Major Customers/Supplier Concentration

Financial instruments which potentially subject the Company to credit risk concentrations consist of cash. The Company maintains all its cash in commercial depository accounts, insured by the Federal Deposit Insurance Corporation. At times, cash deposits may exceed federally insured limits. Any loss incurred or lack of access to such funds could have an adverse impact on the Company’s financial condition, results of operations, and cash flows.

The Company had one customer whose revenue accounted for 100% of the Company’s total revenue for the six months ended June 30, 2026. The entire amount pertained to Envirotech Vehicles, Inc. which became the parent Company with effect from July 2026 (Refer Note 11).

During the six months ended June 30, 2026, two vendors accounted for substantially all of the Company's purchases. The Company is dependent on these vendors and may be adversely affected if either vendor is unable or unwilling to continue providing products or services on commercially reasonable terms.

Fair Value Measurements

The Company accounts for certain assets and liabilities at fair value in accordance with ASC 820, Fair Value Measurement. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

ASC 820 establishes a three-level hierarchy for fair value measurements based on the transparency of inputs used in the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

Level 1 — Quoted prices (unadjusted) in active markets for identical assets or liabilities.

AZIO AI CORPORATION
NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 1, 2026 TO JUNE 30, 2026

Level 2 — Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities in active markets or inputs that are observable for substantially the full term of the asset or liability.

Level 3 — Unobservable inputs supported by little or no market activity and reflecting the Company’s own assumptions about the assumptions market participants would use.

The carrying amounts of cash, accounts payable, and income tax payable approximate fair value due to their short-term nature. See Note 10—Fair Value Measurements of the financial statements for additional information on liabilities measured at fair value.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). Revenue will be recognized when control of promised goods or services is transferred to customers in an amount that reflects the consideration the Company receives in exchange for those goods or services.

The Company generates revenue from OEM server modules that consist of AI GPUs, immersion-cooled and hydro-cooled Bitcoin mining hardware and related consumables, transformers and electrical power-distribution equipment, containerized and modular systems, satellite connectivity equipment and services, and other supporting infrastructure solutions. The Company may also generate revenue from site preparation, installation coordination, testing and commissioning services, support services, and other managed infrastructure offerings.

In determining the appropriate revenue recognition treatment, the Company evaluates contracts with customers through the following five-step model:

1.	Identification of the contract with a customer.
2.	Identification of the performance obligations in the contract.
3.	Determination of the transaction price.
4.	Allocation of the transaction price to the performance obligations in the contract.
5.	Recognition of revenue when or as performance obligations are satisfied.

Where the Company delivers a fully operational installation combining mining hardware, cooling, transformers, electrical and power-distribution work, installation, and commissioning, the goods and services are not separately identifiable and are accounted for as a single performance obligation recognized over time using a cost-to-cost input method, as the customer controls the asset as it is created (ASC 606-10-25-27(b)).

The Company acts as principal and recognizes revenue on a gross basis. Consideration received before performance is recorded as deferred revenue and recognized as obligations are satisfied.

Disaggregation of Revenue

The following table provides information about disaggregated revenue by timing of revenue recognition:

For the six months ended,
June 30, 2026
Timing of revenue recognition
Products and services transferred over time	$232,800
Products and services transferred at a point in time	-
Total revenue	$232,800

AZIO AI CORPORATION
NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 1, 2026 TO JUNE 30, 2026

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC Topic 740, Income Taxes (“ASC 740”), which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and the measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Net Loss per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the reporting period. Diluted net loss per share is computed similar to basic net loss per share except that the denominator is increased to include the number of additional common stock that would have been outstanding if the potential common stock equivalents had been issued and if the additional common stock were dilutive. Potentially dilutive securities are excluded from the computation of diluted net loss per share if their effect is antidilutive.

For the six months ended,
June 30, 2026
Net loss	$(3,765,776)
Weighted-average number of common shares outstanding – Basic and diluted	10,000,000
Basic and diluted loss per share	$(0.38)

The following potentially dilutive shares were excluded from the computation of diluted net loss per share for the periods presented because including them would have been antidilutive:

June 30, 2026
February 2026 Convertible note	222,584
April 2026 Convertible note	107,053
Total	329,637

Recent Accounting Pronouncements:

Recent Accounting Pronouncements, not yet adopted:

ASU 2024-03, “Disaggregation of Income Statement Expenses (“DISE”)” (“ASU 2024-03”) requires disclosures about specific types of expenses included in the expense captions presented on the face of the income statement as well as disclosure about selling expenses. ASU 2024-03 is effective for fiscal years beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of this ASU on its financial statements and disclosures.

AZIO AI CORPORATION
NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 1, 2026 TO JUNE 30, 2026

There are no other new recently issued accounting standards that will have a material impact on the Company’s financial statements. As such Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Recent Accounting Standards Adopted by the Company

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires entities to expand their existing income tax disclosures, specifically related to the rate reconciliation and income taxes paid. The standard is effective for the Company beginning in fiscal year 2025. The Company adopted the standard prospectively, as of January 1, 2025.

Note 4 - Related party transactions

Loans to related parties

During the six months ended June 30, 2026, the Company issued promissory notes with principal balances of $189,130 and $117,460 to two members of the Company's Board of Directors. The notes are non-interest-bearing prior to maturity and are due and payable on May 31, 2026. Amounts remaining unpaid after the maturity date bear interest at a rate of 8% per annum. The promissory notes were fully repaid during the period.

Loan from related party

During the period ended December 31, 2025, a member of the Company’s Board of Directors advanced $1,000 to the Company. The advance was non-interest bearing, unsecured, and due on demand. The advance was repaid in full during the six months ended June 30, 2026.

During the six months ended June 30, 2026, the Company received advances of $100,000 from an entity under common control with the Company. The advances are non-interest bearing, unsecured, and due on December 29, 2026. The advances remained outstanding as of June 30, 2026.

Due to related parties

During the period ended December 31, 2025, directors of the Company made payments on behalf of the Company totaling $23,723. During the six months ended June 30, 2026, the amount due to the related parties was fully repaid.

Accrued expenses, related party

As of June 30, 2026, and December 31, 2025, accrued expenses payable to related party was $0 and $8,867, respectively.

Note 5 - Convertible Notes, net

Below is the summary of the convertible notes outstanding as on June 30, 2026.

	February 2026 Convertible Note	April 2026 Convertible Note	Total Convertible Notes, net
Principal amount	$100,000	$50,000	$150,000
Interest expense for the six months ended June 30, 2026	1,890	418	2,308
Loss on fair value adjustment for the six months ended June 30, 2026	66,651	30,643	97,294
Balance as of June 30, 2026	$168,541	$81,061	$249,602

AZIO AI CORPORATION
NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 1, 2026 TO JUNE 30, 2026

February 2026 Convertible Note

On February 12, 2026, the Company entered into a Note Purchase Agreement with Pegasus Technology LLC (“Pegasus”), pursuant to which the Company issued and sold to Pegasus a convertible promissory note in the principal amount of $100,000 (the “February 2026 Convertible Note”) for a purchase price of $100,000. The proceeds from the issuance of the February 2026 Convertible Note were used for general working capital purposes.

The February 2026 Convertible Note bears interest at 5% per annum, calculated on a simple, non-compounding basis, and matures on February 12, 2031, the fifth anniversary of the issuance date, unless earlier converted or prepaid in accordance with its terms. No payments of principal or interest are required prior to maturity, other than as specifically provided in the February 2026 Convertible Note. The Company may prepay all or any portion of the outstanding indebtedness at any time in cash prior to maturity.

Upon the occurrence of a Trigger Event, defined in the February 2026 Convertible Note as the occurrence of an initial public offering (“IPO”) of the Company’s common stock or a reverse takeover (“RTO”) transaction involving the Company, whichever is first, the February 2026 Convertible Note may be converted, in whole or in part, only beginning on the sixth trading day following such Trigger Event. In the event of an IPO, the February 2026 Convertible Note is convertible into shares of the Company’s common stock. In the event of an RTO or similar transaction, the February 2026 Convertible Note is convertible into shares of common stock of the acquiror, successor, or resulting public company, as applicable, into which the Company’s common stock is exchanged or converted in connection with such transaction. The holder may elect to convert all or any portion of the outstanding indebtedness, and the Company may elect to convert all or any portion of the outstanding indebtedness. The conversion price is equal to 50% of VWAP, where VWAP is calculated based on the volume-weighted average price of the applicable issuer’s common stock for the five trading days immediately preceding the applicable conversion date, subject to the calculation mechanics specified in the February 2026 Convertible Note. If the applicable issuer’s common stock is not listed or quoted on a trading market, the February 2026 Convertible Note provides for alternative market price or fair value determinations, as applicable. The VWAP calculation is subject to equitable adjustment for stock dividends, stock splits, combinations, recapitalizations, and similar transactions.

The February 2026 Convertible Note is subject to certain conversion limitations, including a 9.99% beneficial ownership limitation and a 19.99% exchange cap, unless the required stockholder approval is obtained or such approval is not required under applicable stock exchange rules.

Events of default include, among other matters, failure to pay amounts when due, subject to applicable cure periods, and certain bankruptcy, insolvency, or similar events. Upon an event of default, Pegasus may declare the outstanding indebtedness immediately due and payable, and the interest rate increases to 10% per annum during the continuance of the default.

In connection with the Note Purchase Agreement, Pegasus was granted certain piggyback registration rights with respect to shares issuable upon conversion of the February 2026 Convertible Note, including shares of the applicable acquiror, successor, or resulting public company issuable upon conversion in connection with an RTO, subject to the terms and limitations set forth in the Note Purchase Agreement.

The February 2026 Convertible Note represents share-settled debt that requires or may require the Company to settle the debt instrument by delivering a variable number of shares determined based on the amount of indebtedness being converted, including accrued and unpaid interest, at a conversion price equal to 50% of the applicable VWAP. The Company elected to apply the fair value option under ASC 825-10 at inception of the note and the liability will be re-measured at fair value at each reporting period with the changes in the fair value of the liability recognized in earnings.

AZIO AI CORPORATION
NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 1, 2026 TO JUNE 30, 2026

As of June 30, 2026, the fair value of the February 2026 Convertible Note was $168,541.

For the six months ending June 30, 2026, the Company recorded interest expense of $1,890 and a loss on the fair value adjustment of convertible debt of $66,651 related to the February 2026 Convertible Note.

April 2026 Convertible Note

On April 30, 2026, the Company entered into a Note Purchase Agreement with AKJ Capital LLC (“AKJ”) pursuant to which the Company issued and sold to AKJ a convertible promissory note in the principal amount of $50,000 (the “April 2026 Convertible Note”) for a purchase price of $50,000. The proceeds from the issuance of the April 2026 Convertible Note were used for general working capital purposes.

The April 2026 Convertible Note bears interest at 5% per annum, calculated on a simple, non-compounding basis, and matures on April 30, 2031, the fifth anniversary of the issuance date, unless earlier converted or prepaid in accordance with its terms. No payments of principal or interest are required prior to maturity, other than as specifically provided in the Convertible Note. The Company may prepay all or any portion of the outstanding indebtedness at any time prior to maturity.

Upon the occurrence of a Trigger Event, defined in the April 2026 Convertible Note as the occurrence of an initial public offering (“IPO”) of the Company’s common stock or a reverse takeover (“RTO”) transaction involving the company, whichever is first, the April 2026 Convertible Note may be converted, in whole or in part, only beginning on the sixth trading day following such Trigger Event. In the event of an IPO, the April 2026 Convertible Note is convertible into shares of the Company’s common stock. In the event of an RTO or similar transaction, the April 2026 Convertible Note is convertible into shares of common stock of the acquiror, successor, or resulting public company, as applicable, into which the Company’s common stock is exchanged or converted in connection with such transaction. The holder may elect to convert all or any portion of the outstanding indebtedness, and the Company may elect to convert all or any portion of the outstanding indebtedness. The conversion price is equal to 50% of VWAP, where VWAP is calculated based on the volume-weighted average price of the applicable issuer’s common stock for the five trading days immediately preceding the applicable conversion date, subject to the calculation mechanics specified in the April 2026 Convertible Note. If the applicable issuer’s common stock is not listed or quoted on a trading market, the April 2026 Convertible Note provides for alternative market price or fair value determinations, as applicable. The VWAP calculation is subject to equitable adjustment for stock dividends, stock splits, combinations, recapitalizations and similar transactions.

The April 2026 Convertible Note is subject to certain conversion limitations, including a 9.99% beneficial ownership limitation and a 19.99% exchange cap, unless the required stockholder approval is obtained or such approval is not required under applicable stock exchange rules.

Events of default include, among other matters, failure to pay amounts when due, subject to applicable cure periods, and certain bankruptcy, insolvency, or similar events. Upon an event of default, AKJ may declare the outstanding indebtedness immediately due and payable, and the interest rate increases to 10% per annum during the continuance of the default.

In connection with the Note Purchase Agreement, AKJ was granted certain piggyback registration rights with respect to shares issuable upon conversion of the April 2026 Convertible Note, including shares of the applicable acquiror, successor, or resulting public company issuable upon conversion in connection with an RTO, subject to the terms and limitations set forth in the Note Purchase Agreement.

AZIO AI CORPORATION
NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 1, 2026 TO JUNE 30, 2026

The April 2026 Convertible Note represents share-settled debt that requires or may require the Company to settle the debt instrument by delivering a variable number of shares upon conversion determined based on the amount of indebtedness being converted, including accrued and unpaid interest, at a conversion price equal to 50% of the applicable VWAP. The Company elected to apply the fair value option under ASC 825-10 at inception of the note and the liability will be remeasured at fair value at each reporting period with changes in the fair value of the liability recognized in earnings.

As of June 30, 2026, the fair value of the April 2026 Convertible Note was approximately $81,061.

For the six months ending June 30, 2026, the Company recorded interest expense of $418 and a loss on the fair value adjustment of convertible debt of $30,643 related to the April 2026 Convertible Note.

Note 6 – Other income

During the quarter ended March 31, 2026, the Company recognized $25,000 of other income related to a transaction deposit received from EVTV under the Letter of Intent (“LOI”). The deposit became non-refundable upon the occurrence of a contractual trigger related to EVTV’s common stock trading below $1.00 per share for five consecutive trading days during the due diligence period. The acquisition transaction was not terminated as a result of this event. During the six months ended June 30, 2026, the Company recognized the $25,000 deposit as acquisition-related income within other income. Other income for the six months ended June 30, 2026, was $25,000.

Note 7 - Equity

Common Stock

The Company is authorized to issue 100,000,000 shares of common stock at par value $0.00001 each.

On February 10, 2026, the Company effected a 1,000-for-1 forward stock split, increasing its issued and outstanding common shares from 10,000 to 10,000,000 shares. All share amounts, per-share amounts, and par values presented herein have been retrospectively adjusted to reflect the forward stock split and par value change for all periods presented.

As of June 30, 2026, and December 31, 2025, there were 10,000,000 shares of common stock issued and outstanding.

Preferred Stock

In connection with the February 12, 2026, amendment to the Certificate of Incorporation, the Company is authorized to issue 10,000,000 shares of preferred stock at par value $0.00001 each. As of June 30, 2026, and December 31, 2025, there were no shares of preferred stock issued and outstanding.

Note 8 - Commitments and Contingencies

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on our business, financial condition, or operating results.

Note 9 - Segment Information

The Company operates as a single operating segment. The Company’s CODM is the chief executive officer, who has ultimate responsibility for the operating performance of the Company and the allocation of resources. The CODM uses net loss as the primary measure to manage the business. The Company has recently commenced its operations, and the CODM reviews revenue, cost of revenue, general and administrative and sales and marketing expenses as a key component of operating results and cash usage to manage and forecast cash to ensure enough capital is available to achieve its business plan over the short-term period (i.e. less than a year). The CODM does not segment the business for internal reporting or decision making.

AZIO AI CORPORATION
NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 1, 2026 TO JUNE 30, 2026

Net loss is also used to monitor budget versus actual results, and actual results compared against budget are used in assessing segment performance and establishing management compensation.

Significant segment expenses that are regularly provided to the CODM and included within the reported measure of segment profit or loss are sales and marketing and general and administrative expenses. The statement of operations reflects these significant segment expenses and other segment items for the six months ended June 30, 2026.

The measure of segment assets is total assets, as reported on the condensed balance sheets as of June 30, 2026.

The Company currently operates exclusively within the United States.

Note 10 – Fair Value Measurements

The following tables present fair value information as of June 30, 2026. The Company’s financial liabilities that were accounted for at fair value on a recurring basis indicate the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value:

June 30, 2026	Fair Value	(Level 1)	(Level 2)	(Level 3)
Liabilities:
February 2026 Convertible Note	$168,541	$-	$-	$168,541
April 2026 Convertible Note	81,061	-	-	81,061
Balance as on June 30, 2026	$249,602	$-	$-	$249,602

Measurement

February 2026 Convertible Note

The Company established the initial fair value for the February 2026 Convertible Note as of February 12, 2026, which was the date the February 2026 Convertible Note was funded. As of June 30, 2026, the fair value was remeasured using a Monte Carlo Simulation Model ("MCM") to estimate the fair value of the debt instrument. The MCM was used to estimate the fair value of the February 2026 Convertible Note as of June 30, 2026 and for subsequent measurement periods. The change in fair value between February 12, 2026, and June 30, 2026, was recognized in the statement of operations under change in fair value of financial instruments.

The February 2026 Convertible Note was classified within Level 3 of the fair value hierarchy as of June 30, 2026, due to the use of unobservable inputs. The key inputs into the Monte Carlo Simulation Model for the February 2026 Convertible Note were as follows at June 30, 2026:

June 30, 2026
Risk-free interest rate	3.90%
Expected term (years)	4.62
Volatility	128.80%
Stock Price	$1.67

April 2026 Convertible Note

The Company established the initial fair value for the April 2026 Convertible Note as of April 30, 2026, which was the date the April 2026 Convertible Note was funded. As of June 30, 2026, the fair value was remeasured using a Monte Carlo Simulation Model ("MCM") that fair values the debt. The MCM was used to estimate the fair value of the April 2026 Convertible Note as of June 30, 2026 and for subsequent measurement periods.

AZIO AI CORPORATION
NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS
FOR THE PERIOD FROM JANUARY 1, 2026 TO JUNE 30, 2026

The April 2026 Convertible Note was classified within Level 3 of the fair value hierarchy as of June 30, 2026, due to the use of unobservable inputs.

June 30, 2026
Risk-free interest rate	3.90%
Expected term (years)	4.83
Volatility	128.80%
Stock Price	$1.67

Level 3 Changes in Fair Value

The change in the fair value of the Level 3 financial liabilities for the period from December 31, 2025, to June 30, 2026, is summarized as follows:

	February 2026 Convertible Note	April 2026 Convertible Note	Total
Fair value as of December 31, 2025	$-	$-	$-
Initial fair value at issuance	100,000	50,000	150,000
Interest expense	1,890	418	2,308
Change in fair value	66,651	30,643	97,294
Fair value as of June 30, 2026	$168,541	$81,061	$249,602

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. There were no transfers to or from the various levels for the six months ended June 30, 2026.

Note 11 - Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date and through September 15, 2026, the date that the financial statements were available to be issued. Based upon this review, other than as described below and elsewhere in these financial statements, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements.

Merger with Envirotech Vehicles

In July 2026, Azio AI entered into a merger agreement with Envirotech Vehicles, Inc. (“EVTV”), pursuant to which the companies combined through a two-step merger transaction. Upon completion of the transaction, Azio AI became a wholly owned subsidiary of EVTV, and EVTV remained the publicly traded parent company of the combined organization. As consideration, holders of Azio AI common stock received an aggregate of 2,460,351 shares of EVTV common stock, subject to certain adjustments and limitations, and 973,450 shares of EVTV Series A Non-Voting Convertible preferred stock. Each preferred share is convertible into 100 shares of EVTV common stock, subject to stockholder approval and other applicable requirements. As a result, Azio AI stockholders received a minority voting interest at closing through the issuance of EVTV common stock, with a significant portion of the economic consideration represented by the non-voting convertible preferred stock.

During the six months ended June 30, 2026, the Company recognized approximately $232,800 of revenue from Envirotech Vehicles, Inc. related to sales of the units. As of June 30, 2026, Envirotech Vehicles, Inc. was not a related party of the Company.

On July 2, 2026, in connection with merger agreement, Envirotech Vehicles, Inc. became the parent company of the Company. Accordingly, transactions with Envirotech Vehicles, Inc. subsequent to July 2, 2026 are considered related-party transactions. The transaction did not result in an adjustment to revenue recognized during the six months ended June 30, 2026.

Loan from related party

Subsequent to June 30, 2026, and through the date that these financial statements were available to be issued, the Company received additional advances of $550,000 in addition to the existing balance received from an entity under common control with the Company.